SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  September 12, 2002
                                                        (September 12, 2002)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


         Delaware                      I-91                   43-0337683
----------------------------    -------------------     ----------------------
   (State of Incorporation)        (Commission              (IRS Employer
                                   File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                    (Address of principal executive offices)




                                 (314) 863-1100
                         (Registrant's telephone number)

Item 5. Other Matters

     On September 12, 2002, the Company announced that it expects third quarter earnings per share to be in the $.43 to $.45 range. The Company also announced that it expects full year 2002 earnings per share to be in the $2.15 to $2.20 range.

Item  7. Financial Statements and Exhibits

     (c)  Exhibit

     99   Press Release, dated September 12, 2002.

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Furniture Brands International, Inc.




                           By:     /s/Steven W. Alstadt
                                   -------------------------------
                                   Steven W. Alstadt
                                   Controller and Chief Accounting Officer





Dated: September 12, 2002

INFORMATION
 101 South Hanley Road
 St. Louis, Missouri 63105
 314-863-1100

FOR IMMEDIATE RELEASE


                   FURNITURE BRANDS INTERNATIONAL COMMENTS ON
                  OUTLOOK FOR THIRD QUARTER AND FULL YEAR 2002


St. Louis, Missouri,  September 12, 2002 - Furniture Brands International (NYSE:
FBN), announced today it expects third quarter earnings to be in the $0.43 to $0.45 per share range on a diluted basis.

W.G. (Mickey) Holliman, Chairman, President and Chief Executive Officer, said, "When we released our second quarter earnings in late July, we revised our second half expectations to contemplate a continued flat business environment at the high-end throughout the balance of the year. At that time, we said we were removing some of the assumptions for growth that we had built in for the third and fourth quarters of this year."

"As the third quarter has progressed, our business in the middle price-points (primarily Broyhill and Lane) has remained strong, but has moderated somewhat from the extraordinarily strong business we enjoyed in the first half. Business at the upper-end (primarily Thomasville, Drexel Heritage and Henredon) remains very soft and shows no signs of recovery before the end of the year. While we continue to believe there is significant pent-up demand among consumers at the higher price-points, we don't believe we will see the benefits of that demand during 2002."

Mr. Holliman concluded, "For these reasons, we are currently projecting diluted earnings per share in the $0.43 to $0.45 range for the third quarter and we are adjusting our full-year expectation range to $2.15 to $2.20. We will provide further guidance upon the issuance of our third quarter results on October 23, 2002."

Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The Company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our expected earnings per share, the prospects for the overall business environment, and other statements which may contain words such as, "expects," "anticipates," "estimates," "believes," and "projects." We caution investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from our present expectations and projections. Such factors include, but are not limited to: changes in economic conditions; loss of market share due to competition; failure to anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; impairment of goodwill and other intangible assets; and other risk factors discussed in our filings with the SEC including our most recent reports on Forms 10-Q and 10-K. We also caution investors that our forecast for the third quarter and the year 2002 represent our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.